Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

Dated as of May 27, 2025

among

MAIDEN HOLDINGS NORTH AMERICA, LTD., as Issuer

KESTREL GROUP LTD, as Guarantor

and

WILMINGTON TRUST COMPANY, as Trustee

(Supplement to the Indenture, dated as of June 24, 2011, among MAIDEN HOLDINGS NORTH AMERICA, LTD., as Issuer, MAIDEN HOLDINGS, LTD., as Guarantor, and WILMINGTON TRUST COMPANY, as Trustee)

This Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of May 27, 2025, by and among Maiden Holdings North America, Ltd., a Delaware corporation (the “Company”), Kestrel Group Ltd (formerly, Ranger Bermuda Topco Ltd), a Bermuda exempted company limited by shares (the “Parent Guarantor”), and Wilmington Trust Company, as trustee (the “Trustee”), supplements the Indenture referred to below.

RECITALS

WHEREAS, the Company, as issuer, and Maiden Holdings, Ltd., as guarantor, have heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of June 24, 2011, which provides for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, the Company, as issuer, and Maiden Holdings, Ltd., as guarantor have heretofore executed and delivered to the Trustee a supplemental indenture, dated as of November 25, 2013 (together with the Base Indenture and as subsequently amended or modified from time to time, the “Indenture”), providing for the issuance of the Company’s 7.75% Senior Notes due 2043;

WHEREAS, Section 901 of the Indenture provides that without the consent of any Holders of Securities or Coupons, the Company (when authorized by or pursuant to a Board Resolution), the Guarantor (if applicable) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to, among other things, secure the Securities or to add guarantees for the benefit of the Securities; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW THEREFORE, in consideration of the premises and the guarantee of the Securities established by this Supplemental Indenture, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders of Securities or Coupons, as follows:

Article I
Definitions

Section 1.1             Definitions. For all purposes of this Supplemental Indenture, capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. For purposes of this Supplemental Indenture:

(a)            Unless the context otherwise requires, any reference to a Section refers to a Section of this Supplemental Indenture; and

(b)            The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

Article II
the guarantee

Section 2.1             Agreement to Guarantee. The Parent Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees as and to the extent set forth herein to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The Parent Guarantor hereby agrees to fully, unconditionally and irrevocably Guarantee as a Guarantor the Obligations on a senior basis, ranking equally as to payment with the Parent Guarantor’s other senior unsubordinated indebtedness, on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Sixteen thereof.

Article III
Miscellaneous

Section 3.1             Relationship with the Indenture. The terms and provisions contained in the Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. This Supplemental Indenture constitutes a part of the Indenture but, except as expressly provided herein, shall not modify, amend or otherwise affect the Indenture insofar as it relates to any series of Securities or, except as expressly provided herein, modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any series.

Section 3.2             Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939 (the “Act”), the required provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.3             Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Immunities. For the avoidance of doubt, Sections 113 and 119 of the Base Indenture apply to (without limitation) the Guarantee, the Guarantor and this Supplemental Indenture.

Section 3.4             Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 3.5             Direction to the Trustee. Each of the Company and the Parent Guarantor, by executing and delivering a counterpart of this Supplemental Indenture, hereby (i) agree that the execution of this Supplemental Indenture is authorized and permitted by the Indenture; (ii) direct the Trustee to execute this Supplemental Indenture; (iii) acknowledge and agree that the Trustee shall be fully protected in relying upon the foregoing direction; and (iv) release the Trustee and its officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including, without limitation, any claim that this Supplemental Indenture is not authorized or permitted by the Indenture or any claim that some or all of the conditions precedent to the execution of this Supplemental Indenture have not been complied with.

Section 3.6             Trustee Not Responsible for Recitals. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture limiting the liability of, limiting the obligations of, or affording rights, benefits, protections, immunities or indemnities to the Trustee as if they were set forth herein mutatis mutandis. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Parent Guarantor, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Parent Guarantor by action or otherwise, (iii) the due execution hereof by the Parent Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 3.7             Ratification. The Indenture is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument.

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The parties hereto caused this Supplemental Indenture to be duly executed as of the date first set forth above.

MAIDEN HOLDINGS NORTH AMERICA, LTD., as Issuer

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Vice President

KESTREL GROUP LTD, as Guarantor

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Financial Officer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Karen Ferry
Name:	Karen Ferry
Title:	Vice President

[Signature Page to Supplemental Indenture]